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                                 EXHIBIT 23.1



            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT ACCOUNTANTS



The Board of Directors
CKS Group, Inc.


We consent to the incorporation herein by reference of our report dated
December 16, 1996, relating to the consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1996, and the related schedule, which report appears in the November 30, 1996 annual report on Form 10-K of CKS Group, Inc. We also consent to the incorporation herein by reference of our report dated February 28, 1997 relating to the supplemental consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1995 and 1996, and the related supplemental consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1996, which report appears in the Form 8-K/A of CKS Group, Inc. dated January 31, 1997. We also consent to the incorporation herein by reference of our report dated June 6, 1996 relating to the balance sheets of Schell/Mullaney, Inc. as of December 31, 1994 and 1995, and the related statements of operations and retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K/A of CKS Group, Inc. dated August 1, 1996. We also consent to the references to our firm under the heading "Experts" in the Prospectus.



                                                   /s/ KPMG PEAT MARWICK LLP




San Jose, California
May 15, 1997